Exhibit 10.20

Eyeblaster Ltd.

7 Zarchin Street

Ra’anana Israel 43100

Re:	Grant of Options/Waiver of Claims

Gentlemen:

I, Gal Trifon, hereby acknowledge and confirm as follows:

1.	In my capacity as an employee of Eyeblaster Ltd. (the “Company”), the Company has paid to me (or, with respect to managerial insurance and continuing education payments, to a fund established in my benefit) the amounts set forth in Exhibit A (the “Consideration”) as payment of my salary, social and other benefits in consideration of the performance of my duties for the company during the period, since I start working for the Company, commencing 15 August, 1999 and ending 31 July, 2001 (the “Relevant Period”).

2.	I agree that, notwithstanding anything to the contrary contained in the Employment Agreement between the Company and the undersigned, dated 15 August, 1999 (the “Employment Agreement”), the payment of the Consideration represents payment in full of the salary and social benefits for the Relevant Period.

3.	In consideration of my agreement to waive any demands or claims of additional compensation to which I was entitled under the Employment Agreement, eyeblaster, Inc. shall grant to me, or to any person or entity designated by me, options to purchase 41,389 shares of Common Stock of the eyeblaster, Inc., par value $0.001 (the “Options”). The Options shall be exercisable at any time following 10 years from the grant thereof, at an exercise price equal to the par value of the shares underlying the Options ($0.001).

4.	In light of Eyeblaster, Inc.’s undertaking to grant the Options herein, I hereby irrevocably waive any and all present and future claims and demands with respect to the level of my compensation from the Company, including claims of withheld wages, for the Relevant Period, and release the Company, its directors, officers and employees from any claims or demands in connection therewith.

Signed:

/s/ Gal Trifon
Name:	Gal Trifon
Date:	Oct. 3, 2001

Accepted and agreed:

Eyeblaster, Ltd.

By:	/s/ Gal Trifon
Title:	CEO
Date:	Oct. 3, 2001

In light of the waiver of claims contained herein, Eyeblaster, Inc, hereby undertakes to issue to Gal Trifon, or to any person or entity designated by him, options to purchase 41,389 shares of Common Stock of the Company, par value $0.001, exercisable on the terms described in Section 3 above, in accordance with the terms and conditions of a Stock Option Plan to be approved by the Board of Directors of the Company.

Eyeblaster, Inc.

By:	/s/ Gal Trifon
Title:	CEO
Date:	Oct. 3, 2001

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